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                                 Exhibit 16.1
                                 ------------


                               November 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Rich Coast, Inc.
          File Ref. No. 0-15859

Ladies and Gentlemen:

     We were previously the principal accountant for Rich Coast, Inc. and, under the date of August 12, 1999, we reported on the consolidated financial statements of Rich Coast, Inc. as of and for the years ended April 30, 1999 and 1998. Our appointment as principal accountant was terminated. We have read Rich Coast, Inc.'s statements included under Item 4 of its Form 8-K dated November 22, 1999 and we agree with the information contained in paragraph (a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                Sincerely,

                                                /s/ Smythe Ratcliffe

                                                SMYTHE RATCLIFFE
                                                CHARTERED ACCOUNTANTS